SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 23, 2002

CISCO SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

California	0-18225	77-0059951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California		95134-1706
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 526-4000

Item 5. Other Events.

          On December 23, 2002, Cisco Systems, Inc. (the “Registrant”) announced that it completed the acquisition of privately-held Psionic Software, Inc., a Delaware corporation. A copy of the press release issued by the Registrant on December 23, 2002 concerning the foregoing transaction is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

	99.1	Press Release of Registrant, dated December 23, 2002, announcing that it has completed the acquisition of privately-held Psionic Software, Inc.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: December 27, 2002	By:	/s/ Daniel Scheinman

Daniel Scheinman,
Senior Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit
Number	Description of Document

99.1	Press Release of Registrant, dated December 23, 2002, announcing that it has completed the acquisition of privately-held Psionic Software, Inc.